MASSROOTS, INC.

SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF SECURITIES

MassRoots, Inc., a Delaware corporation (the “Company”) is offering (this “Offering”) for sale to ____________  (the “Investor”) to an aggregate of  ___________ shares of its common stock, par value $0.001 per share (the “Common Stock”) and ______ warrants to purchase Common Stock at ______ per share of common stock (“Warrants”, together with the Common Stock, the “Securities”).  This Offering is made by the Company pursuant to the Registration Statement File No.: [ ] declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on ______________ (the “Registration Statement”) and this subscription agreement (this “Agreement”).

WHEREAS, the Company filed the Registration Statement to sell a minimum amount of ______ and a maximum of up to ______ of our common stock on a best efforts basis and the Registration Statement was declared effective  by the Commission; and

WHEREAS, the Company is offering for sale to the Investor an aggregate of _____________ on the terms agreed to herein.

NOW, THEREFORE, IT IS HEREBY AGREED:

Purchase of Securities

(a)  The undersigned Investor agrees to purchase at the Closing (as defined herein) and the Company agrees to sell and issue at the Closing _____________ shares of Common Stock and a Warrant to purchase an amount of Common Stock, at a price of $_____ per share. The undersigned Investor agrees to pay an aggregate of $_____________________ as the subscription amount for the Securities being purchased hereunder (the “Subscription Amount”).

(b) The Investor and the Company agree that the Subscription Amount shall be paid by or on behalf of the Investor by bank draft, wire or check payable to MassRoots, Inc. and is subject to acceptance  by the Company (the “Closing”).

Subscription Procedures

(a) To subscribe, the Investor must:

(i)	complete and sign this Subscription Agreement; and
(ii)	complete and sign the accompanying Confidential Prospective Purchaser Questionnare (“Questionnaire”, together with the Subscription Agreement referred to as the “Subscription Documents”);
(iii)	return the completed and signed Subscription Documents on behalf of the Company at the following address:

MassRoots, Inc.
1624 Market Street, Suite 201,
Denver, CO 80202

(iv)	Deliver a check payable to “MassRoots, Inc.” to the address above for an amount equal to the aggregate amount of Common Stock subscribed for in this offering.

Or wire the funds to:

Account Name: MassRoots, Inc.

Routing Number: [ ]

Account Number: [ ]

Bank Name: [ ]

Bank Address: [ ]

Prospective Investors should retain their own professional advisors to review and evaluate the economic, tax, and other consequences of an investment in the Company.

THE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. NO STATE SECURITIES LAW ADMINISTRATOR HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR THE ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

1. Unless terminated earlier by the Company, in its sole discretion, this Offering is scheduled to terminate on or about _________________, 5:00 p.m., New York time, unless extended for an additional 90 days (the “Offering Period”).

2. For additional information regarding the Company, the Investors are encouraged to review the Company’s Registration Statement and other publically filed documents (collectively referred to herein as the “Exchange Filings”).

3. The Company hereby makes the following representations, warranties and covenants to the Investors:

a. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

b. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company.

c. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.  Each Investor hereby makes the following representations, warranties and covenants to the Company:

a. Each Investor is aware that the purchase of the Shares is a speculative investment involving a high degree of risk and that there is no guarantee that the Investor will realize any gain from this investment, and that the Investor could lose the total amount of the Investor's investment.

b. Each Investor understands that no federal or state agency has made any finding or determination regarding the fairness of this Offering, or any recommendation or endorsement of this Offering.

c. FOR PARTNERSHIPS, CORPORATIONS, TRUSTS, OR OTHER ENTITIES ONLY:  If the Investor is a partnership, corporation, trust, or other entity, (i),  the Investor represents and warrants that it was not organized or reorganized for the specific purpose of acquiring the Shares, (ii) the Investor has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iii) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

d. The address shown under the Investor's signature at the end of this Agreement is the Investor's principal residence if he or she is an individual, or its principal business address if a corporation or other entity.

5. The undersigned agrees and acknowledges that the Company has the right to utilize the services of a placement agent and if utilized, may receive a commission consisting of cash and/or shares of Common Stock, at a rate that is compatible with industry standards, from the Securities sold by such placement agent.

6.  Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his, her, or its rights hereunder or under any other agreement, instrument, or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

7.  This Agreement, together with any instruments executed simultaneously herewith, constitutes the entire agreement between the parties.

8.  This Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, which is signed by the Company and the Investor.

9. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

10.  If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

11. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the Investor hereby consents to the jurisdiction of the courts of the State of Delaware and the undersigned hereby consents to the jurisdiction of the courts of the State of Colorado and/or the United States District Court for Colorado.

ALL SUBSCRIBERS MUST COMPLETE A COPY OF THIS PAGE

__________________________

(Print Name of Subscriber)

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ____ day of ____________, 2015.

Securities Subscription Amount $___________

1. |__| Individual

2. |__| Joint Tenants with Right of Survivorship

3. |__| Community Property

4. |__| Tenants in Common

5. |__| Corporation/Partnership

6. |__| IRA of________________

7. |__| Trust

Date Opened ___________

8. |__| As A Custodian For________________

Under the Uniform Transfer to Minors Act of the

State of ___________

9. |__| Married with Separate

Property

10. |__| Keogh of ____________

EXECUTION BY SUBSCRIBER WHO IS A NATURAL PERSON

Exact Name in Which Title is to be Held

Signature

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City	State	Zip Code

Social Security Number

Accepted this ___ day of _______, 2015, on behalf of MASSROOTS, INC.

By: _____________________________

Name:

Title:

EXECUTION BY SUBSCRIBER WHICH IS A CORPORATION,

PARTNER, TRUST, ETC.

Exact Name in Which Title is to be Held

Signature

Name (Please Print)

Title of Person Executing Agreement

Address: Number and Street

City	State	Zip Code

Tax Identification Number

Accepted this ___ day of _______, 2015, on behalf of MASSROOTS, INC.

By: ________________________

Name:

Title: